EXHIBIT 21
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                              LIST OF SUBSIDIARIES
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Name of Subsidiary                                    State of Incorporation
------------------                                    ----------------------
Vodavi Communications Systems, Inc.                         Arizona
Enhanced Systems, Inc.                                      Arizona
Arizona Repair Services, Inc.                               Arizona